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                                                                       EXHIBIT 6

GIBSON, DUNN & CRUTCHER LLP
WAYNE W. SMITH, SBN 054593
JOSEPH P. BUSCH, III, SBN 070340
RAFFAELE G. FAZIO, SBN 185378
4 Park Plaza, Suite 1400
Irvine, California 92614-8557
(714) 451-3800

DAVIS POLK & WARDWELL
459 Lexington Avenue
New York, NY 10017
(212) 450-4000

Attorneys for Plaintiff
EMERITUS CORPORATION

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                            FOR THE COUNTY OF ORANGE

EMERITUS CORPORATION,
                                   Plaintiff,
v.

ARV ASSISTED LIVING, INC., a California corporation; DAVID P. COLLINS, an individual; JOHN A. BOOTY, an individual; R. BRUCE ANDREWS, an individual; JAMES
M. PETERS, an individual; MAURICE J. DeWALD, an individual; JOHN J. RYDZEWSKI, an individual; ROBERT P. FREEMAN, an individual; KENNETH M. JACOBS, an individual; MURRY N. GUNTY, an individual; and HOWARD G. PHANSTIEL, an individual.

                                   Defendants.

CASE NO. 787788

ASSIGNED FOR ALL PURPOSES TO JUDGE THOMAS N. THRASHER, DEPT. 13

STIPULATION PURSUANT TO SECTION 2021 OF THE CODE OF CIVIL PROCEDURE MODIFYING DISCOVERY PROCEDURES

Date of Filing
This Action: December 9, 1997
Trial date:   None Set

The parties hereto, by and through their respective attorneys of record, enter into this stipulation based on the following facts and circumstances:

         1. On December 9, 1997, Plaintiff Emeritus Corporation ("Plaintiff") filed this action, and served Defendants herein.


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         2. On December 9, 1997, and prior to noon on that day, counsel for
Emeritus gave notice of the intent of Emeritus to seek ex parte an order shortening time within which to conduct discovery and for an order preserving certain documents.

         3. On December 9, 1997, Emeritus announced its intention to file a motion for preliminary injunction on or before January 7, 1998, to be heard on the Court's regular law and motion calendar on January 22, 1998. With a hearing on January 22, 1998, and pursuant to Local Rule 520, the briefing schedule will be as follows:

               a. The motion for preliminary injunction and papers in support of said motion shall be filed and served by personal delivery on or before January 7, 1998;

               b. The papers in opposition to said motion shall be filed and served by on or before January 15, 1998; and

               c. The reply papers in support of said motion shall be filed and served by on or before January 20, 1998.

         4. At least three of the prospective deponents noticed by Emeritus have travel plans that prevent them from being present during the period from December 20, 1997, through and including January 2, 1998.

         5. The parties are negotiating in good faith regarding the form and content of a protective order to be entered in this action.

         6. The parties have reached an agreement on the ex parte relief sought by Emeritus.

         Based on the foregoing, the parties stipulate as follows:

         1. Emeritus will, and hereby does, serve its First Request for Production of Documents to Defendants (the "First Request").

         2. Defendants waive the provisions of Section 2031(b) of the California Code of Civil Procedure, and agree to produce documents in response to the First Request on December 16, 1997, at the Orange County offices of Gibson, Dunn & Crutcher, subject to the following terms and conditions:

               a. Defendants' stipulation to this paragraph 2 shall be without prejudice to any other evidentiary objection that they might otherwise be entitled to assert; and


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               b. The parties have reached an agreement on the form and content of a protective order for this matter.

        3. Emeritus will, and hereby does, serve its Notice of Depositions on Defendants.

        4. Defendants waive the provisions of Section 2025(b)(2) of the California Code of Civil Procedure, and agree to produce Messrs. Freeman and Rydzewski for their depositions at the times, dates and places indicated, or at such other times pursuant to an agreement of the parties.

        5. Emeritus agrees that the depositions of Messrs. Freeman and Rydzewski will be completed on the dates commenced, and that Messrs. Freeman and Rydzewski will be free to take their previously scheduled trips as long as the depositions are completed by or before January 5, 1998.

        6. Emeritus and Defendants agree that the times, dates and places noticed for the depositions of Messrs. Booty and Davidson are subject to change, and that Emeritus will accommodate the needs of the witnesses, counsel for the Defendants, and counsel for the witnesses as long as the depositions are completed by on or before January 5, 1998.

        7. Emeritus will notify Defendants of the identity of the last person sought to be deposed by Emeritus by not later than December 19, 1997, after Emeritus has had an opportunity to review the documents produced by Defendants on December 16, 1997. Upon the identification of that individual, Defendants will use best efforts to produce that individual for deposition by on or before January 5, 1998.

        8. Defendants agree to use best efforts, including requesting brokers and others in possession of relevant information, to preserve documents and records reflecting the identity of shareholders of ARV as of November 14, 1997 and December 1, 1997.



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        9. The parties agree that any papers filed in support of, in opposition to, or in reply to any motion for a preliminary injunction by Emeritus to be heard on January 22, 1998, shall be personally served on the day of filing to counsel for the opposite side at said counsel's offices in Orange County.

DATED: December 11, 1997

                                        GIBSON, DUNN & CRUTCHER LLP
                                        WAYNE W. SMITH
                                        JOSEPH P. BUSCH, III
                                        RAFFAELE G. FAZIO

                                        DAVIS POLK & WARDWELL
                                        MICHAEL P. CARROLL
                                        JAMES H. R. WINDELS

                                       By: /s/ RAFFAELE G. FAZIO
                                           -------------------------------------
                                                     Raffaele G. Fazio

                                       Attorneys for Plaintiff EMERITUS
                                       CORPORATION
DATED: December 11, 1997

                                       LATHAM & WATKINS
                                       H. STEVEN WILSON
                                       R. BRIAN TIMMONS

                                       By: /s/ R. BRIAN TIMMONS
                                           -------------------------------------
                                                    R. Brian Timmons

                                       Attorneys for Defendants ARV ASSISTED
                                       LIVING, INC., DAVID P. COLLINS, JOHN A.
                                       BOOTY, R. BRUCE ANDREWS, JAMES M. PETERS,
                                       MAURICE J. DeWALD, JOHN J. RYDZEWSKI,
                                       ROBERT P. FREEMAN, KENNETH M. JACOBS,
                                       MURRY N. GUNTY, and HOWARD G. PHANSTIEL




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                       DECLARATION OF SERVICE BY FACSIMILE

        I, Tara L. Hill, declare as follows:

        I am employed in the County of Orange, State of California; I am over the age of eighteen years and am not a party to this action; my business address is 4 Park Plaza, Irvine, California 92614, in said County and State; I am readily familiar with Gibson, Dunn & Crutcher LLP's practice in its above-described Irvine office for telecopying documents; pursuant to that practice, documents to be telecopied are placed for collection at a designated location during designated hours and are telecopied that same day in the ordinary course of business; on the 12th day of December, 1997, I caused to be telecopied the attached:

            STIPULATION PURSUANT TO SECTION 2021 OF THE CODE OF CIVIL PROCEDURE MODIFYING DISCOVERY PROCEDURES

by telecopying a copy to each of the persons named below at the address and telecopier number shown on:

        SEE ATTACHED SERVICE LIST

                William J. Cernius
                R. Brian Timmons
                LATHAM & WATKINS
                650 Town Center Drive, 20th Floor
                Costa Mesa, CA 92626
                (714) 540-1235
                (714) 755-8290 Facsimile

       I declare under penalty of perjury that the foregoing is true and correct and that this Declaration was executed on this 12th day of December, 1997, at Irvine, California.

                                                   /s/ TARA L. HILL
                                                   -----------------------------
                                                   Tara L. Hill